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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-220468) of Bank of Marin Bancorp of our report dated March 13, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Bank of Marin Bancorp, appearing in the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP San Francisco, California September 30, 2017

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM